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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-71417) of our report dated February 15, 1999, except for
Note 17(b) as to which the date is March 22, 1999, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Prospectus.

                                          PricewaterhouseCoopers LLP

New York, New York
February 7, 2000